Exhibit 99.1

FIDELITY NATIONAL FINANCIAL CLOSES ISSUANCE OF $600 MILLION OF 2.450% NOTES DUE MARCH 15, 2031

September 15, 2020

JACKSONVILLE, Fla., September 15, 2020 /PRNewswire/ -- Fidelity National Financial, Inc. (NYSE: FNF) (“FNF”) today announced that it has closed its issuance of $600 million of its 2.450% senior notes due March 15, 2031, through BofA Securities, Inc. and J.P. Morgan Securities LLC, representatives of the several underwriters. The notes were priced at 99.642% of their principal amount to yield 2.489% per annum. The notes will pay interest semi-annually on March 15 and September 15, beginning March 15, 2021, and mature on March 15, 2031. U.S. Bancorp Investments, Inc. acted as joint book-running manager and BNP Paribas Securities Corp., Citigroup Global Markets Inc., RBC Capital Markets, LLC, Regions Securities LLC and Wells Fargo Securities, LLC acted as co-managers.

The net proceeds of the issuance of the notes will be used (i) to repay all outstanding indebtedness under the term loan credit agreement, dated as of April 22, 2020, among the Company, as borrower, each lender from time to time party thereto, as lenders, and Bank of America, N.A., as administrative agent, entered into in connection with FNF’s recently-completed acquisition of FGL Holdings (the “FGL Mergers”) and (ii) for general corporate purposes.

The notes were offered pursuant to a prospectus supplement and accompanying prospectus, which can be obtained by contacting BofA Securities, Inc., toll-free at (800) 294-1322 or by email at dg.prospectus_requests@bofa.com, or J.P. Morgan Securities LLC, collect at (212) 834-4533. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Fidelity National Financial, Inc.

Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States.

About F&G

F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of annuity and life insurance products and is headquartered in Des Moines, Iowa.

Cautionary Note Regarding Forward-Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements relating to F&G and FNF, including statements relating to the completed notes offering transaction and related matters. Such statements are subject to risks and uncertainties, many of which are beyond the control of FNF, that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of the management of FNF. Forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation: (1) changes in general economic, business and political conditions, including changes in the financial markets; (2) the outcome of any legal proceedings that may be instituted against F&G or FNF as a result of the FGL Mergers; (3) the risk that the notes offering transaction disrupts current plans and operations of F&G or FNF as a result of the closing thereof; (4) the ability to recognize the anticipated benefits of the FGL Mergers, which may be affected by, among other things, competition, the ability of the management of FNF to grow and manage the combined business profitably and to retain key employees, including those experienced with integration efforts; (5) costs incurred in connection with the FGL Mergers; (6) the possibility of financial impairments as a result of the acquisition accounting in connection with the FGL Mergers; (7) changes in applicable laws or regulations; (8) the possibility that FNF may be adversely affected by other economic, business, and/or competitive factors, as well as the impact on the business, operations, results of operations and trading prices of the shares of FNF arising out of the COVID-19 outbreak; (9) the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; (10) the severity of FNF’s title insurance claims; (11) a downgrade of FNF’s credit rating by rating agencies; (12) adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding, increased mortgage defaults, or a weak U.S. economy; (13) our business concentration in the States of California, Texas, Florida, New Jersey and Arizona; (14) our potential inability to find suitable acquisition candidates; (15) our dependence on distributions from our title insurance underwriters as our main source of cash flow; (16) competition from other title insurance companies; (17) interest rate fluctuations; (18) equity market volatility; (19) credit risks of our counterparties, including companies with whom we have reinsurance agreements or have purchased call options; and (20) other risks and uncertainties identified in F&G’s and FNF’s filings with the U.S. Securities and Exchange Commission, including the prospectus. FNF cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. FNF does not undertake or accept any obligation or undertaking to release any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. FNF does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, except as required by law.

SOURCE Fidelity National Financial, Inc.

Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com